Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 27, 2025, in the Registration Statement (Form S-4) and related Prospectus of Amrize Ltd dated October 30, 2025.

/s/ Ernst & Young AG

Zurich, Switzerland

October 30, 2025